As filed with the Securities and Exchange Commission on July 15, 2011.

Registration No.  333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D. C.  20549

FORM S-8

REGISTRATION STATEMENT UNDER THE
SECURITIES ACT OF 1933

DATALINK CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Minnesota (State or Other Jurisdiction of Incorporation or Organization)	41-0856543 (I.R.S. Employer Identification No.)

8170 Upland Circle Chanhassen, MN (Address of Principal Executive Offices)	55317-8589 (Zip Code)

Datalink Corporation

2011 Incentive Compensation Plan

Datalink Corporation

2009 Incentive Compensation Plan
(Full Title of the Plan)

Gregory T. Barnum
Vice President Finance and Chief Financial Officer
Datalink Corporation
8170 Upland Circle

Chanhassen, MN 55317-8589

(Name and Address of Agent for Service)

Telephone number, including area code, of agent for service:  (952) 944-3462

Copies to:

Jonathan R. Zimmerman
Faegre & Benson LLP
2200 Wells Fargo Center
90 South Seventh Street
Minneapolis, Minnesota  55402-3901
(612) 766-7000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company (as defined in Rule 12b-2 of the Exchange Act):

Large Accelerated Filer ☐	Accelerated Filer ☐	Non-accelerated Filer ☐	Smaller Reporting Company ☒

CALCULATION OF REGISTRATION FEE

Title of Securities To Be Registered	Amount To Be Registered (1) (2)	Proposed Maximum Offering Price Per Share (3)	Proposed Maximum Aggregate Offering Price (3)	Amount of Registration Fee (3)
Common Stock, $0.001 par value	1,506,250	$7.15	$10,769,687.50	$1,250.36
(1)

As described in the Explanatory Note in this registration statement, the number of shares of common stock, par value $0.001 per share (“Common Stock”) registered hereby consists of (a) 750,000 shares being registered for the first time pursuant to the Datalink Corporation 2011 Incentive Compensation Plan (the “2011 Plan”), (b) 303,943 shares that were available for future grants under the Datalink Corporation 2009 Incentive Compensation Plan, as amended (the “2009 Plan”), as of May 12, 2011, the date of the adoption of the 2011 Plan, and may now be issued under the 2011 Plan, and (c) 452,307 shares being registered for the first time pursuant to options that were issued under the 2009 Plan.

(2)

Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also will cover any additional shares of Common Stock that become issuable under the 2011 Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without Datalink Corporation’s (the “Registrant”) receipt of consideration that results in an increase in the number of outstanding shares of the Registrant’s Common Stock.

(3)

Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(h) under the Securities Act of 1933 based on the average of the high and low sale prices per share of the Registrant’s Common Stock as quoted on the Nasdaq Global Market on July 14, 2011.

DATALINK CORPORATION

EXPLANATORY NOTE

The shareholders of Datalink Corporation (the “Registrant”) approved the Datalink Corporation 2011 Incentive Compensation Plan (the “2011 Plan”) on May 12, 2011 (the “Effective Date”).  As provided in the 2011 Plan, the following shares of common stock, par value $0.001 per share (“Common Stock”), are available for issuance thereunder: (a) 750,000 shares (the “New Shares”) and (b) 303,943 shares remaining available for future grants under the Datalink Corporation 2009 Incentive Compensation Plan, as amended (the “2009 Plan”), as of the Effective Date (the “Carryover Shares”).  In addition, 452,307 shares are being registered for the first time pursuant to options that were issued under the 2009 Plan (the “Option Shares”).  The number of shares of Common Stock available for issuance under the 2011 Plan will be increased by the number of shares subject to awards (made under the 2011 Plan or that were outstanding under the 2009 Plan on the Effective Date) that expire, are forfeited, or are settled in cash.  The Registrant’s authority to grant new awards under the 2009 Plan terminated upon shareholder approval of the 2011 Plan on the Effective Date.

The purpose of this registration statement is to register the New Shares, Carryover Shares, and the Option Shares.

Additional shares of Common Stock registered under the 2009 Plan may become available for future grants under the 2011 Plan if awards made under the 2009 Plan that were outstanding on the Effective Date expire, are forfeited, or are settled in cash.  Such shares may be registered for issuance under the 2011 Plan pursuant to subsequent registration statements.

PART II

INFORMATION REQUIRED IN THE

REGISTRATION STATEMENT

Item 3.    Incorporation of Documents by Reference.

The following documents previously filed with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Exchange Act of 1934 (the “Exchange Act”) are, as of their respective dates, incorporated by reference in this registration statement:

(a)           The Annual Report on Form 10-K of the Registrant for the fiscal year ended December 31, 2010;

(b)           All other reports filed by the Registrant pursuant to Sections 13(a) or 15(d) of the Exchange Act since December 31, 2010 (other than information deemed to have been “furnished” rather than “filed” in accordance with the Commission’s rules); and

(c)           The description of the Registrant’s Common Stock contained in its registration statement on Form 8-A, including any amendments or supplements thereto.

In addition, all documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act after the date of this registration statement and before the filing of a post-effective amendment (other than information deemed to have been “furnished” rather than “filed” in accordance with the Commission’s rules) that indicates that all shares of Common Stock offered have been sold, or that deregisters all shares of Common Stock then remaining unsold, shall be deemed to be incorporated by reference in, and to be a part of, this registration statement from the date of filing of those documents.

Any statement contained in a document incorporated, or deemed to be incorporated, by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or incorporated herein by reference or in any other subsequently filed document that is or is deemed to be incorporated by reference herein modifies or supersedes that statement.  Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4.    Description of Securities.

Not Applicable.

Item 5.    Interests of Named Experts and Counsel.

Not Applicable.

Item 6.    Indemnification of Directors and Officers.

Article IV of the Registrant’s amended and restated articles of incorporation provides that none of its directors are personally liable to the Registrant or its shareholders for monetary damages for any breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Registrant or its shareholders, (ii) for acts or omissions not in good faith or which involved intentional misconduct or a knowing violation of law, (iii) for an illegal corporation distribution or violation of state securities laws, (iv) for any transaction from which the director derived an improper personal benefit, or (v) for any act or omission occurring prior to the effective date of the amended and restated articles of incorporation.

Section 4.01 of the Registrant’s amended and restated bylaws provides that it will indemnify its officers and directors for such expenses and liabilities to the extent allowable pursuant to and in accordance with Section 302A.521 of the Minnesota Business Corporation Act, as amended from time to time, or as required or permitted by other provisions of law. The Registrant’s amended and restated bylaws also provide that it may purchase and maintain insurance on behalf of any person in such person’s official capacity against any liability asserted against and incurred by such person in or arising from that capacity, whether or not it would otherwise be required to indemnify the person against the liability.

The Registrant is subject to Section 302A.521 of the Minnesota Business Corporation Act. This Section provides that the Registrant must indemnify any person made or threatened to be made a party to any proceeding by reason of the former or present official capacity of such person against judgments, penalties, fines, including, without limitation, excise taxes assessed against such person with respect to an employee benefit plan, settlements and reasonable expenses, including attorney’s fees and disbursements, incurred by such person in connection with the proceeding. As a condition to indemnification with respect to the acts or omissions of such person complained of in the proceeding, the person:

• must not be indemnified by another organization or employee benefit plan for the same expenses with respect to the same acts or omissions;

• must have acted in good faith;

• must not have received any improper personal benefit and Section 302A.255, if applicable (relating to director conflicts of interest), is satisfied;

• in the case of a criminal proceeding, had no reasonable cause to believe the conduct was unlawful; and

• in the case of acts or omissions by persons in their official capacity for the Registrant, reasonably believed that the conduct was in the Registrant’s best interests, or in the case of acts or omissions by persons in their capacity for other organizations, reasonably believed that the conduct was not opposed to the Registrant’s best interests.

The Registrant has director and officer insurance providing for indemnification for its directors and officers as to certain liabilities, including as to liabilities under the Securities Act of 1933, as amended. The Registrant also has agreements with each of its directors providing for indemnification to the fullest extent permitted under Minnesota law against liability for damages and expenses, including attorneys’ fees, arising out of threatened, pending or completed legal actions, suits or proceedings by reason of the fact that such person is or was a director, officer or employee of the Registrant. The agreements permit directors to demand certain advances against, or the creation of a trust for, expenses to be incurred in defending any covered claim.

Item 7.    Exemption from Registration Claimed.

Not Applicable.

Item 8.    Exhibits.

4.1

Amended and Restated Articles of Incorporation of Datalink Corporation (incorporated by reference to Exhibit 3.1 in the Registrant’s Registration Statement on Form S-1, filed on June 3, 1998 (File No. 333-55935)).

4.2	Amended and Restated Bylaws of Datalink Corporation (incorporated by reference to exhibit 3.2 in the Registrant’s Form 8-K filed on February 18, 2011 (File No. 0-29758)).

5	Opinion of Faegre & Benson LLP, counsel for the Registrant.

23.1	Consent of Faegre & Benson LLP (contained in Exhibit 5 to this Registration Statement).

23.2	Consent of Independent Registered Public Accounting Firm.

24	Powers of Attorney (included with signatures to this Registration Statement).

99.1

Datalink Corporation 2011 Incentive Compensation Plan (incorporated by reference to Appendix A to the Registrant’s Definitive Proxy Statement on Schedule 14A (File No. 000-29758) filed with the Commission on March 31, 2011).

99.2	Datalink Corporation 2009 Incentive Compensation Plan, as amended (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed on May 17, 2010).

Item 9.    Undertakings.

A.            The undersigned Registrant hereby undertakes:

(1)           To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)            To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)           To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

(iii)          To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (A)(1)(i) and (A)(1)(ii) do not apply if the registration statement is on Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2)           That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B.            The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C.            Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Chanhassen, State of Minnesota on the 15th day of July, 2011.

DATALINK CORPORATION

By	/s/ Gregory T. Barnum
Gregory T. Barnum
Vice President Finance and Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, each of the undersigned officers and directors of the Registrant hereby severally constitutes each of Paul F. Lidsky and Gregory T. Barnum, with full power of substitution, his or her true and lawful attorney with full power to him, to sign for the undersigned and in his or her name in the capacity indicated below, the Registration Statement or Registration Statements, on Form S-8 or other applicable form, and any and all amendments thereto, including post-effective amendments, to be filed by the Registrant with the Securities and Exchange Commission in connection with the registration under the Securities Act of 1933, as amended, of shares of common stock of the Registrant to be issued pursuant to the Datalink Corporation 2011 Incentive Compensation Plan and the Datalink Corporation 2009 Incentive Compensation Plan, as amended, and generally to do all such things in his or her name and in his or her capacity as an officer or director to enable the Registrant to comply with the provisions of the Securities Act of 1933, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming his or her signature as it may be signed by his or her attorney, or any of them, to said registration statement and any and all amendments thereto.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below on July 15, 2011 by the following persons in the capacities indicated:

Name	Title

/s/ Paul F. Lidsky	President, Chief Executive Officer and Director
Paul F. Lidsky Principal Executive Officer

/s/ Gregory T. Barnum	Vice President Finance and Chief Financial Officer
Gregory T. Barnum Principal Financial Officer

/s/ Denise M. Westenfield	Corporate Controller
Denise M. Westenfield Principal Accounting Officer

/s/ Greg R. Meland	Non-Executive Chairman of the Board and Director
Greg R. Meland

/s/ Brent G. Blackey	Director
Brent G. Blackey

/s/ Margaret A. Loftus	Director
Margaret A. Loftus

/s/ J. Patrick O’Halloran	Director
J. Patrick O’Halloran

/s/ James E. Ousley	Vice Chairman of the Board and Director
James E. Ousley

Director
Robert M. Price

INDEX TO EXHIBITS

No.	Description	Manner of Filing

4.1	Amended and Restated Articles of Incorporation of Datalink Corporation	Incorporated by Reference

4.2	Amended and Restated Bylaws of Datalink Corporation	Incorporated by Reference

5	Opinion of Faegre & Benson LLP, counsel for the Registrant	Filed Electronically

23.1	Consent of Faegre & Benson LLP	Contained in Exhibit 5 to this Registration Statement

23.2	Consent of Independent Registered Public Accounting Firm	Filed Electronically

24	Powers of Attorney	Included with signatures to this Registration Statement

99.1	Datalink Corporation 2011 Incentive Compensation Plan	Incorporated by Reference

99.2	Datalink Corporation 2009 Incentive Compensation Plan	Incorporated by Reference